Exhibit 99.1 Subscription Agreement

SUBSCRIPTION AGREEMENT

Trust One Payment Services, Inc.
160 Manchester Lane, Suite G
Villa Rica, Georgia 30180

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________________ (________) shares of Common Stock of Trust One Payment Services, Inc. (the "Company") at a price of $3.00 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that ________________________ solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than ________________________.

MAKE CHECK PAYABLE TO: Trust One Payment Services, Inc.

Executed this _____ day of ________________, 200___.

________________________________ ________________________________
Signature of Purchaser

____
Address of Purchaser

____
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

Number of Shares Purchased	**X $3.00**	**=**	**US$** Total Subscription Price

Form of Payment: Cash:__________ Check #: ____________ Other: ______________

Trust One Payment Services, Inc.

By: ________________________________

Title: ________________________________